Ex-99.(i)(1)
787 Seventh Avenue New York, NY 10019-6099 Tel: 212 728 8000 Fax: 212 728 8111

September 29, 2006

CONSENT OF COUNSEL

We hereby consent to the reference to our Firm in the statement of additional information of SunAmerica Senior Floating Rate Fund, Inc. under the heading “Counsel and Independent Public Accounting Firm”, included as part of Pre-Effective Amendment No. 1 to that registrant’s Registration Statement on Form N-1A, filed with the Securities and Exchange Commission on or about September 29, 2006 (File No. 333-134226).

/s/ Willkie Farr & Gallagher LLP

New York, NY

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